Exhibit 99.1

Ready Capital Corporation and Anworth Mortgage Asset Corporation Announce Completion of Merger

New York, New York, March 19, 2021 / PRNewswire / – Ready Capital Corporation (NYSE: RC) (“Ready Capital” or the “Company”) and Anworth Mortgage Asset Corporation (NYSE: ANH) (“Anworth”) jointly announced today that they have completed the previously announced merger pursuant to the terms of the Agreement and Plan of Merger, dated as of December 6, 2020, by and among Ready Capital, Anworth and RC Merger Subsidiary, LLC, a Delaware limited liability company and a wholly owned subsidiary of Ready Capital (the “Merger Agreement”). As of the closing of trading on March 19, 2021, Anworth ceased to be publicly traded and its common stock and preferred stock was suspended from trading on the NYSE. The combined company will conduct business under the name “Ready Capital Corporation” and will continue to trade on the New York Stock Exchange under the ticker symbol “RC.”

Each outstanding share of common stock, par value $0.01 per share, of Anworth (“Anworth Common Stock”) (other than shares held by Ready Capital or Merger Sub or by any wholly owned subsidiary of Ready Capital, Merger Sub or Anworth, which were automatically cancelled and retired and ceased to exist) was converted into the right to receive from Ready Capital (i) 0.1688 newly issued shares of common stock, par value $0.0001 per share, of Ready Capital (the “Ready Capital Common Stock”) plus (ii) $0.61 in cash. No fractional shares of Ready Capital Common Stock were issued in the merger, and the value of any fractional interests to which a former holder of Anworth Common Stock is otherwise entitled will be paid in cash.

Additionally, at the effective time of the merger, (i) each outstanding share of 8.625% Series A Cumulative Preferred Stock, par value $0.01 per share, of Anworth was converted into the right to receive one newly issued share of newly designated 8.625% Series B Cumulative Preferred Stock, par value $0.0001 per share, of Ready Capital, (ii) each outstanding share of 6.25% Series B Cumulative Convertible Preferred Stock, par value $0.01 per share, of Anworth was converted into the right to receive one newly issued share of newly designated 6.25% Series C Cumulative Convertible Preferred Stock, par value $0.0001 per share, of Ready Capital, and (iii) each outstanding share of 7.625% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share, of Anworth was converted into the right to receive one newly issued share of newly designated 7.625% Series D Cumulative Redeemable Preferred Stock, par value $0.0001 per share, of Ready Capital.

Pursuant to the Merger Agreement, the size of Ready Capital’s board of directors was increased by one member upon the closing of the merger, and Dominique Mielle, an independent director of Anworth, was appointed to Ready Capital’s board of directors.

“The closing of the merger with Anworth will better position us to continue to grow and improve operating and cost efficiencies to establish Ready Capital as an industry-leading mortgage REIT with a diversified platform,” said Thomas Capasse, Chairman and Chief Executive Officer of Ready Capital.

Forward-Looking Statements

This press release includes “forward-looking statements,” as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These forward-looking statements are based on current assumptions, expectations and beliefs of Ready Capital and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Ready Capital cannot give any assurance that these forward-looking statements will be accurate. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the combined company. There are a number of risks and uncertainties, many of which are beyond the parties’ control, that could cause actual results to differ materially from the forward-looking statements included herein, including, but not limited to: risks related to disruption of management’s attention from ongoing business operations due to the merger; the risk that the merger could have an adverse effect on the operating results and business of the combined companies generally; the outcome of any legal proceedings relating to the merger; the impact of the COVID-19 pandemic on the business and operations, financial condition, results of operations, and liquidity and capital resources of Ready Capital; conditions in the market for mortgage-related investments; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; market conditions; general economic conditions; the ability to retain key personnel; and legislative and regulatory changes that could adversely affect the business of Ready Capital. All such factors are difficult to predict, including those risks set forth in Ready Capital’s Joint Proxy Statement/Prospectus filed with the SEC on February 9, 2021 and Ready Capital’s and Anworth’s annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K that are available on the SEC’s website at http://www.sec.gov. The forward-looking statements included in this press release are made only as of the date hereof. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Ready Capital undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances, except as required by applicable law.

About Ready Capital Corporation

Ready Capital Corporation (NYSE: RC) is a multi-strategy real estate finance company that originates, acquires, finances and services small to medium balance commercial loans. Ready Capital specializes in loans backed by commercial real estate, including agency multifamily, investor and bridge as well as SBA 7(a) business loans. Headquartered in New York, New York, Ready Capital employs over 500 lending professionals nationwide. The company is externally managed and advised by Waterfall Asset Management, LLC.

Advisors

Alston & Bird LLP acted as legal advisor and Wells Fargo Securities, LLC acted as financial advisor to Ready Capital. Greenberg Traurig, LLP acted as legal advisor and Credit Suisse Securities (USA) LLC acted as financial advisor to Anworth.

Contact

Investor Relations
Ready Capital Corporation
212-257-4666
InvestorRelations@readycapital.com